SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2010

Global Resource Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50944	84-1565820

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1000 Atrium Way, Suite 100
Mount Laurel, New Jersey 08054

(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code: (856) 767-5665

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The Board of Directors (the “Board”) of Global Resource Corporation (the “Company”) declared a dividend, payable to stockholders of record on March 11, 2010 (the “Record Date”), of one right (a “Right”) per each share of outstanding Common Stock of the Company, par value $0.001 per share (“Common Stock”), to purchase 1/1,000th of a share of Series I Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”), at a price of $100.00 per share (such amount, as may be adjusted from time to time as provided in the Rights Agreement, the “Purchase Price”).  In connection therewith, the Company entered into a Rights Agreement, dated March 11, 2010 (as the same may be amended from time to time, the “Rights Agreement”) with Olde Monmouth Stock Transfer Co., Inc., as Rights Agent (the “Rights Agent”).

The following summary of the Rights Agreement is a general description only and is qualified in its entirety by the full text of the Rights Agreement which is attached as Exhibit 4.1 hereto and incorporated by reference herein.

Effectiveness.  The Rights Agreement became effective on March 11, 2010 (the “Effective Date”).  Upon and following the Effective Date, Rights will be issued in respect of all outstanding shares of Common Stock on the Record Date, and for all shares of Common Stock issued after the Record Date and, subject to the next sentence, prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights or the Expiration Date (as defined below).  Rights may be distributed with respect to shares of Common Stock issued after the Distribution Date only in certain limited circumstances as described in the Rights Agreement (such as the issuance of Common Stock pursuant to stock options, employee compensation or benefit plans and convertible securities).

Term.  The Rights will expire on the third anniversary of the date the Rights Agreement is entered into (the “Expiration Date”), unless earlier redeemed or canceled by the Company as provided below.

Exercisability.  Initially, the Rights will not be exercisable.  The Rights will become exercisable upon the earlier of the following dates (such date, the “Distribution Date”):

•
such date the Company learns that a person or group (including any affiliates or associate of such person or group) has acquired, or obtained the right to acquire, beneficial ownership (as defined in the Rights Agreement) of more than 20% of the outstanding Common Stock of the Company (or, in the case of any person with beneficial ownership of more than 20% at the time the Rights Agreement is entered into, any additional Common Stock is acquired by such person (except upon exercise of certain stock options or vesting of restricted shares)) (any person or group specified in the foregoing bullet point, an “Acquiring Person”); and

•
such date, if any, as may be designated by the Board following the commencement of, or first public disclosure of an intention to commence, a tender or exchange offer for outstanding Common Stock which could result in a person or group becoming the beneficial owner of more than 20% of the outstanding Common Stock of the Company.

Rights Certificates and Detachability.  Prior to the Distribution Date, the Rights will be represented by the certificates for shares of Common Stock, and the Rights will be transferable only with the related Common Stock certificates and will be automatically transferred with any transfer of the related Common Stock.  After the Distribution Date, the Rights will “detach” from the Common Stock and will be separately transferable.

Terms of Preferred Stock.  The terms of the Preferred Stock issuable upon exercise of the Rights are designed so that each 1/1,000th of a share of Preferred Stock is entitled to participate in dividends and other distributions on an equivalent basis with one whole share of the Common Stock of the Company.  In addition, the Preferred Stock has certain minimum dividend and liquidation rights.  The terms of the Preferred Stock do not include the right to vote.

Dilution Adjustments.  The amount of Preferred Stock issuable upon exercise of the Rights is subject to adjustment by the Board in the event of any change in the Common Stock or Preferred Stock, whether by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Stock, Preferred Stock or otherwise.

The Flip-In Provision.  Subject to future amendment of the Rights Agreement, at such time as any person or group becomes an Acquiring Person, the holder of each Right will thereafter have the right to receive, upon exercise of the Right and the payment of the Purchase Price, that number of 1/1,000ths of a share of Preferred Stock equal to the number of shares of Common Stock which at the time of the applicable triggering transaction would have a market value of twice the Purchase Price.  However, any Rights that are or previously were beneficially owned by an Acquiring Person, on or after the Distribution Date, will become null and void and will not be subject to the “flip-in” provision.

The Flip-Over Provision.  In the event the Company is acquired in a merger or other business combination by an Acquiring Person, or 50% or more of the Company’s assets are sold to an Acquiring Person, each Right will entitle its holder to purchase common shares in the surviving entity at 50% of market price (subject to exceptions if the surviving entity does not have common shares registered under the Exchange Act of 1934, as further described in the Rights Agreements).  As with the “flip-in” provision, any Rights that are or previously were beneficially owned by an Acquiring Person on or after the Distribution Date will become null and void.

Exchange.  After any person or group becomes an Acquiring Person, the Board may elect to exchange each Right (other than Rights owned by an Acquiring Person) for consideration per Right consisting of one-half of the Preferred Stock (or fraction thereof) securities that would be issuable at such time upon the exercise of one Right pursuant to the terms of the Rights Agreement (or, under certain circumstances, an equivalent value in cash, shares of Common Stock or other securities).

Redemption.  The Rights are redeemable by the Board at a redemption price of $0.00001 per Right (the “Redemption Price”) any time prior to the earlier of (i) the Distribution Date and (ii) the Expiration Date.  Immediately upon the action of the Board ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment.  At any time prior to such time as any person or group becomes an Acquiring Person, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which a Distribution Date shall occur, the amount of the Purchase Price, the definition of “Acquiring Person” or the time during which the Rights may be redeemed), except that no supplement or amendment may be made which extends the date on which the Expiration Date shall occur or reduces the Redemption Price of the Rights.

Voting.  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Item 3.03.  Material Modification to Rights of Security Holders

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2010, each of General Lincoln Jones III and Mr. Fredrick Clark resigned from the Board of Directors of Global Resource Corporation (the “Company”).  General Jones had been serving on the Corporate Governance Committee of the Board of Directors.  Mr. Clark had been serving on the Compensation Committee of the Board of Directors.  Effective March 10, 2010, the Company issued to General Jones, for services provided as a member of the Company’s Board of Directors, (i) 60,000 shares of its Common Stock and (ii) Warrants to purchase 100,000 shares of its Common Stock at an exercise price of $0.45 per share and an expiration date of March 10, 2012.   Effective March 10, 2010, the Company agreed to issue to Mr. Clark, for services provided as a member of the Company’s Board of Directors, (i) 60,000 shares of its Common Stock and (ii) Warrants to purchase 50,000 shares of its Common Stock at an exercise price of $0.45 per share and an expiration date of March 10, 2012..

On March 9, 2010, the Board of Directors of the Company elected Mr. Paul Somerville and Mr. Edward Szofer to the Board of Directors.  Compensation to be paid to Mr. Somerville and Mr. Szofer for services to be provided by them as members of the Board of Directors has not yet been determined but shall be consistent with that paid to other members of the Board of Directors.  The Company has not since January 1, 2009 entered into, nor is there currently proposed, any transaction in which either Mr. Somerville or Mr. Szofer had or will have a direct or indirect material interest.

Item 9.01  Financial Statements and Exhibits

Exhibit	Description of Exhibit
4.1	Rights Agreement, dated as of March 11, 2010, between Global Resource Corporation and Olde Monmouth Stock Transfer Co., Inc., as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Resource Corporation

Dated: March 15, 2010	By:	/s/ Ken Kinsella
Ken Kinsella
Chief Executive Officer